NEWS RELEASE

Contact:
Stanley G. Rosenbaum
Executive Vice President and Chief Financial Officer
Tel: 952-979-3768
srosenbaum@bioscrip.com

Lisa M. Wilson
In-Site Communications
Tel: (917) 543-9932
lwilson@insitecony.com

BIOSCRIP, INC.  REPORTS SECOND QUARTER EARNINGS OF $0.11 PER SHARE

ELMSFORD, N.Y.--(BUSINESS WIRE)—July 30, 2009—BioScrip, Inc. (Nasdaq: BIOS) today announced second quarter net income of $4.4 million, or $0.11 per diluted share, on revenues of $328.7 million.  These results compare to net income of $1.6 million, or $0.04 per diluted share, on revenues of $348.4 million for the second quarter of 2008.  Second quarter 2009 EBITDAO was $7.0 million compared to $5.9 million for the same period a year ago.

Richard H. Friedman, BioScrip’s Chairman and Chief Executive Officer, stated, "We are pleased with our overall performance.  These results reflect the successful execution of our strategy to deliver improved operating margins.  The strength of our outcomes-based management and clinical programs positions BioScrip well for the future.”

Results of Operations

Revenue for the second quarter of 2009 totaled $328.7 million compared to $348.4 million for the same period a year ago.  Excluding the impact of the terminated Medicare Competitive Acquisition Program (“CAP”) and the United Health Group (“UHG”) organ transplant and HIV/AIDS contracts, second quarter 2009 revenues grew 8.0% over the comparable period in 2008.  The increase was due primarily to a greater number of patients served within the Company’s oncology, multiple sclerosis and immunology therapies.

Gross profit for the second quarter of 2009 was $38.4 million, compared to $35.7 million for the second quarter of 2008.  Reported second quarter 2009 gross margin was 11.7%, compared to 10.3% for the second quarter of 2008.  The increase in gross margin in the second quarter of 2009 was the result of improved product mix, the elimination of lower margin business and improved purchasing.  Excluding the impact of the terminated contracts, the gross margin for the second quarter of 2008 was 11.3%.

Second quarter 2009 operating profit was $5.2 million compared to $3.4 million for the second quarter of 2008. This increase was primarily due to improved product mix, cost containment efforts relating to fixed expenses, offset by higher variable costs, and a return to normalized bad debt expense.

Revenue for the six months ended June 30, 2009 totaled $654.5 million compared to $675.9 million for the comparable period a year ago.  Excluding the impact of the terminated contracts, second quarter 2009 revenues grew 7.2% over the comparable period in 2008.  The increase was due primarily to a greater number of patients served within the Company’s oncology, multiple sclerosis and immunology therapies.

Gross profit for the six months ended June 30, 2009 was $74.4 million compared to $68.1 million for the second quarter of 2008.  Six month reported 2009 gross margin was 11.4%, compared to 10.1% for the comparable period of 2008.    The increase in gross margin for the year was the result of improved product mix, the elimination of lower margin business and improved purchasing. Excluding the impact of the terminated contracts, the gross margin for the six month period of 2009 and 2008 was 11.5% and 11.1%, respectively.

Operating profit for the six months ended June 30, 2009 was $9.5 million compared to $3.6 million for the comparable period of 2008. This increase was primarily due to improved product mix, cost containment efforts relating to fixed expenses, partially offset by higher variable costs and a return to a normalized bad debt expense.

Conference Call

BioScrip will host a conference call to discuss its second quarter 2009 financial results on Thursday, July 30, at 9:00 a.m. Eastern Time. Interested parties may participate in the conference call by dialing 800-768-5109 (US), or 212-231-2906 (International), 5-10 minutes prior to the start of the call. A replay of the conference call will be available from 12:00 p.m. Eastern Time on Thursday, July 30, through 12:00 p.m. Eastern Time on August 13, by dialing 800-633-8284 (US), or 402-977-9140 (International), and entering reservation number 21431976. An audio web cast and archive of the conference call will also be available under the investor relations section of the BioScrip website at www.bioscrip.com.

About BioScrip, Inc.

BioScrip, Inc. (www.bioscrip.com) (Nasdaq: BIOS) is a specialty pharmaceutical healthcare organization that partners with patients, physicians, healthcare payers and pharmaceutical manufacturers to provide access to medications and management solutions to optimize outcomes for chronic and other complex health care conditions.

Forward Looking Statements-Safe Harbor

This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company,  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause such differences are described in the Company's periodic filings with the Securities and Exchange Commission.

Earnings before interest, taxes, depreciation, amortization, and option expense ("EBITDAO") is a non-GAAP financial measure as defined under U.S. Securities and Exchange Commission Regulation G. As required by Regulation G, BioScrip has provided on Schedule 3 a reconciliation of this measure to the most comparable GAAP financial measure. The non-GAAP measure presented provides important insight into the ongoing operations and a meaningful benchmark to evidence the Company's continuing profitability trend.
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TABLES TO FOLLOW

		Schedule 1
BIOSCRIP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for share amounts)
	June 30,	December 31,
	2009	2008
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$-	$-
Receivables, less allowance for doubtful accounts of $9,681 and $11,629
at June 30, 2009 and December 31, 2008, respectively	137,214	158,649
Inventory	48,504	45,227
Prepaid expenses and other current assets	4,026	2,766
Total current assets	189,744	206,642
Property and equipment, net	16,436	14,748
Other assets	1,254	1,069
Goodwill	24,498	24,498
Total assets	$231,932	$246,957
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Line of credit	$33,067	$50,411
Accounts payable	70,301	76,936
Claims payable	4,851	5,230
Amounts due to plan sponsors	5,152	5,646
Accrued expenses and other current liabilities	9,679	9,575
Total current liabilities	123,050	147,798
Deferred taxes	857	533
Income taxes payable	3,370	3,089
Total liabilities	127,277	151,420
Stockholders' equity
Common stock, $.0001 par value; 75,000,000 shares authorized; shares issued:
41,843,194, and 41,622,629, respectively; shares outstanding; 38,780,865 and
38,691,356, respectively	4	4
Treasury stock, shares at cost: 2,653,007 and 2,624,186, respectively	(10,320)	(10,288)
Additional paid-in capital	249,929	248,441
Accumulated deficit	(134,958)	(142,620)
Total stockholders' equity	104,655	95,537
Total liabilities and stockholders' equity	$231,932	$246,957

Schedule 2
BIOSCRIP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue	$328,749	$348,440	$654,498	$675,911
Cost of revenue	290,361	312,714	580,120	607,813
Gross profit	38,388	35,726	74,378	68,098
% of revenue	11.7%	10.3%	11.4%	10.1%
Operating expenses
Selling, general and administrative expenses	31,607	31,635	61,933	63,172
Bad debt expense	1,597	723	2,977	1,373
Total operating expense	33,204	32,358	64,910	64,545
% of revenue	10.1%	9.3%	9.9%	9.5%
Income from operations	5,184	3,368	9,468	3,553
Interest expense, net	430	677	1,024	1,262
Income before income taxes	4,754	2,691	8,444	2,291
Tax provision	377	1,072	782	1,149
Net income	$4,377	$1,619	$7,662	$1,142

Basic net income per share	$0.11	$0.04	$0.20	$0.03
Diluted net income per share	$0.11	$0.04	$0.20	$0.03

Basic weighted average shares	38,748	38,242	38,729	38,210
Diluted weighted average shares	39,227	39,023	39,026	39,257
_______________________ (1) Certain amounts have been relassified to conform to the current presentation. Such classifications have had no impact on income from operations or net income.

Schedule 3
BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Net income	$4,377	$1,619	$7,662	$1,142
Addback items:
Depreciation and amortization	1,129	1,514	2,240	3,065
Interest expense, net	430	677	1,024	1,262
Tax provision	377	1,072	782	1,149
Stock-based compensation expense	712	1,038	1,488	1,995
Earnings before interest, taxes, depreciation, amortization and share-based compensation expense (EBITDAO)	$7,025	$5,920	$13,196	$8,613